Jamba, Inc. Provides Update on Key Business Initiatives

JambaGo™ Launched in Major Retailer Across the Country

Productivity Enhancements Expected to Result in 100 to 200 Basis Point Improvement in Operating Margin

Updates Financial Guidance for Fiscal Year 2013 and Sets Preliminary Fiscal 2014 Guidance

EMERYVILLE, CA – October 7, 2013 -- Jamba Inc. today provided an update on key business initiatives, preliminary fiscal year 2014 guidance and adjusted estimates for fiscal year 2013.

•	JambaGo express smoothie units are now opening in over 1,000 food courts at a major retailer across the country. The partnership represents the largest single expansion of JambaGo to date and will bring the total units to over 1,800.

•	International markets for Jamba are expected to grow from four countries currently to between seven and nine by year-end 2015. The estimated potential for international stores has therefore increased from 1,000 to 1,500.

•	A newly launched cost and productivity improvement program is expected to yield savings of 100-200 basis points in operating margin once fully operationalized.

•	The ISIS mobile wallet that enables payment via phone is now rolling out nationally to Jamba stores. Jamba’s new loyalty program, partnering with SpendGo, is scheduled to follow in the first quarter of 2014.

•	As a result of constraints on consumer spending, adverse weather in key markets and increased competition, Jamba adjusted several estimates for 2013. The Company now expects system-wide same store sales to be flat to 1%, store-level margins to be 16% to 17% and operating margin to be 1% to 2%.

•	Preliminary forecasts for 2014 show solid growth with system-wide same store sales of 2% to 4%; store-level margin of 18% to19%; operating margin of 2% to 3%; domestic and international openings of 60 to 80 new stores; and up to 1,000 new JambaGo installations.

“Our analysis shows that a consumer spending slowdown reduced third quarter comparable store sales comparisons for company stores by 3% to 4%. We believe that current campaigns did not have the same impact as the prior year, impacting the comparison by 1% to 2%, and adverse weather in key markets caused a further reduction of approximately 1% to 2%. Preliminary results for third quarter same store sales reflect a decrease in system-wide comparable store sales of -3.4%, company-owned stores of -5.5%, and franchise stores of-1.3%.(1)” said James D. White, chairman, president and CEO of Jamba. “Jamba’s adjusted targets for 2013 and preliminary forecasts for 2014 represent a realistic and balanced approach to achieve sustained, long-term growth and also drive significant gains this year in operating margin, net income and other key metrics.”

“Our JambaGo initiative is a good example of robust growth. We are delighted to broaden our distribution to many other customers who will now have the opportunity to experience our delicious Jamba smoothies, which not only taste great but also have inspired millions of fans to pursue active healthy life styles,” concluded Mr. White.

Conference Call

A conference call to review the following items will be held today, October 7, 2013 at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-1427 or for international callers by dialing (480) 629-9664 . The financial information that the Company intends to discuss during the conference call is included in this press release and will be available on the “Investors” link of the Company’s website at www.jambajuice.com. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 4643036 . The replay will be available until October28, 2013. The call can be accessed from the Company’s website at www.jambajuice.com under the Corporate Investor Relations section or directly at http://ir.jambajuice.com.

About Jamba, Inc.

Jamba, Inc., (the “Company”) owns and franchises Jamba Juice stores through its wholly-owned subsidiary, Jamba Juice Company. Jamba Juice Company is a leading restaurant retailer of better-for-you, specialty beverage and food offerings, which include great tasting, whole fruit smoothies, fresh-squeezed juices and juice blends, hot coffee and teas, hot oatmeal, breakfast wraps, sandwiches and mini-wraps, California Flatbreads™, frozen yogurt, and a variety of baked goods and snacks. As of July 2, 2013, there were 829 store locations globally. There were 295 Company-owned and operated stores and 492 franchise-operated stores in the United States, and 42 international stores. Jamba Juice Company has expanded the Jamba brand by direct selling of consumer packaged goods (“CPG”) and licensing its trademark. CPG products for at-home enjoyment are also available online, through select retailers across the nation and in Jamba outlets in the United States.

Fans of Jamba Juice can find out more about Jamba Juice's locations as well as specific offerings and promotions by visiting the Jamba Juice website at www.JambaJuice.com or by contacting Jamba’s Guest Services team at 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including the statements made under the caption “Outlook for 2013” and any other estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement.  Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC.  Many of such factors relate to events and circumstances that are beyond the Company’s control.  You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Contact

Dara Dierks, ICR

(203) 682-8200

investors@jambajuice.com

Footnote:

(1)	Comparable store sales are calculated using sales of Jamba Juice stores open more than one full fiscal year. Company-owned comparable store sales percentages are based on sales from company-owned stores included in our store base. Franchise-operated comparable store sales percentages are based on sales from franchised stores, as reported by franchisees, which are included in our store base. System-wide sales percentages are based on sales by both company-owned and franchise-operated stores, as reported by our franchisees, which are included in our store base. Company-owned stores that were sold in refranchising transactions are included in the Company-owned store base for each accounting period of the fiscal quarter to the extent the sale is consummated at least three days prior to the end of such accounting period, but only for the days such stores have been company-owned. Thereafter, such stores are excluded from the store base until such stores have been franchise-operated for at least one full fiscal period, at which point such stores are included in the franchise-operated store base and compared to sales in the comparable period of the prior year. Comparable store sales exclude closed locations. Company-owned comparable store sales percentages as used herein, may not be equivalent to company-owned comparable store sales as defined or used by other companies. Franchise-operated comparable store sales percentages and system-wide sales percentages as used herein are non-GAAP financial measures and should not be considered in isolation or as substitute for other measures of performance prepared in accordance with generally accepted accounting principles in the United States. Management reviews the increase or decrease in company-owned comparable store sales, franchise-operated comparable store sales and system-wide sales compared with the same period in the prior year to assess business trends and make certain business decisions. The Company believes the data is useful in assessing the overall performance of the Jamba brand and, ultimately, the performance of the Company, the company-owned stores, and franchise-operated stores.